Exhibit 99.1

Signature Page

KKR TFO Partners L.P.	04/07/2026
By: KKR Associates TFO L.P., its general partner
By: KKR TFO GP Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey M. Smith, Assistant Secretary

KKR ASSOCIATES TFO L.P.	04/07/2026
By: KKR TFO GP Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey M. Smith, Assistant Secretary

KKR TFO GP LIMITED	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact for Jeffrey M. Smith, Assistant Secretary

KKR CUSTOM EQUITY OPPORTUNITIES FUND L.P.	04/07/2026
By: KKR Associates Custom Equity Opportunities L.P., its general partner
By: KKR Custom Equity Opportunities Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES CUSTOM EQUITY OPPORTUNITIES L.P.	04/07/2026
By: KKR Custom Equity Opportunities Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR CUSTOM EQUITY OPPORTUNITIES LIMITED	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR-MILTON STRATEGIC PARTNERS L.P.	04/07/2026
By: KKR Associates Milton Strategic L.P., its general partner
By: KKR Milton Strategic Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR ASSOCIATES MILTON STRATEGIC L.P.	04/07/2026
By: KKR Milton Strategic Limited, its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR MILTON STRATEGIC LIMITED	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR Financial Management LLC	04/07/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary